Exhibit 4.5

                      [Form of Floating Rate Global Note]


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE OR TO THE DEPOSITARY BY A NOMINEE OF THE DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered No.                                                      CUSIP NO.
Number R-

               DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION
                       FLOATING RATE NOTES DUE ______, 2002
                  IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
                             BY DAIMLERCHRYSLER AG

         DaimlerChrysler North America Holding Corporation, a Delaware corporation (the "Issuer", which term includes any successor Person under the Indenture as defined below), for value received, hereby promises to pay Cede & Co., as nominee for The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum of [__________] ($[__________]), and to pay interest thereon, as provided below.

         This Global Note is one of a duly authorized issue of debentures, notes, bonds and other evidences of indebtedness of the Issuer (herein called the "Securities") of the series herein specified, all issued or to be issued under an indenture, dated as of September 17, 1996, as supplemented (the "Indenture"), among the Issuer, Daimler-Benz Canada, Inc. (now called DaimlerChrysler Canada Finance Inc.), a Quebec corporation, Daimler-Benz International Finance B.V. (now called DaimlerChrysler International Finance B.V.), a company established in Utrecht, The Netherlands, Daimler-Benz Aktiengesellschaft (succeeded by DaimlerChrysler AG), a stock corporation organized under the laws of the Federal Republic of Germany, as guarantor (the "Guarantor") and The Chase Manhattan Bank, as trustee (the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         This Global Security is one of the outstanding notes of a series designated as Floating Rate Notes due [_________] of the Issuer, initially limited in aggregate principal amount to $_______________ (herein called the "Notes").

         All terms used but not defined in this Global Note that are defined in the Indenture shall have the meanings assigned to them therein.

                            Maturity and Redemption

         The Notes of this series shall mature on [__________________] (the "Floating Rate Maturity Date").

         The Notes of this series may not be redeemed prior to Maturity, except that the Notes of this series may be redeemed, subject to any other terms set forth in the Indenture and herein and subject, as a whole but not in part, at the option of the Issuer, upon not more than 60 days, nor less than 30 days, prior notice to the holders of such Notes, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest, if any, thereon to the Redemption Date, if, as a result of any change in, or amendment to, the laws or regulations prevailing in the United States or the Federal Republic of Germany, which change or amendment becomes effective on or after [ ] or as a result of any change in or amendment to an official application or interpretation of such laws or regulations after such date, on the next succeeding Interest Payment Date (as defined herein):

         (i) the Issuer will be obligated to (a) pay any additional amounts as provided by Section 1008 of the Indenture or (b) account to any taxing authority in the United States for any amount, other than any tax withheld or deducted from interest payable on a Note of this series, in respect of any payment made or to be made on any Note of this series,

         (ii) the Guarantor would be unable, for reasons outside its control to procure payment by the Issuer without such additional amounts being payable or being required to account as aforesaid and in making such payment itself would be required to pay additional amounts as provided in Section 1008 of the Indenture or to account as aforesaid, or

         (iii) the Guarantor would be required to deduct or withhold amounts for or on account of any taxes of whatever nature imposed or levied by or on behalf of the country of the Issuer or the Guarantor in making any payment of any sum to the Issuer required to enable the Issuer to make a payment in respect of the Notes of this series or to account to any taxing authority in the country in which the Issuer is organized for any amount calculated by reference to the amount of any such sum to be paid to the Issuer.

         However, Notes of this series may not be so redeemed if such obligation of the Issuer or the Guarantor to pay such additional amounts or to account as aforesaid arises because of the official application or interpretation of the laws or regulations affecting taxation of the country in which the Issuer or the Guarantor is organized, or any political subdivision thereof or therein, as a result of any event referred to in (A) or (B) below, which law or regulation is in effect on the date of (A) the assumption by any wholly owned subsidiary of the Guarantor of the Issuer's obligation under the Notes of this series and under the Indenture or (B) the consolidation, amalgamation or merger of the Issuer or the Guarantor with or into, or the conveyance, transfer or lease by the Issuer or the Guarantor of its properties and assets substantially as an entirety to any Person. If the Issuer or the Guarantor provides an opinion of counsel in the appropriate jurisdiction, dated as of the date of the relevant event referred to in clause (A) or (B) above, that no obligation to pay any additional amount or to account as aforesaid arises, then that opinion of counsel shall be final and binding, solely for purposes of this paragraph, on the Issuer, the Guarantor, the Trustee and the holders of the Notes of this series as to the law of the relevant jurisdiction at the date of such opinion of counsel. In addition, no redemption pursuant to the preceding paragraph may be made unless the Issuer shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States or the Federal Republic of Germany results in a substantial probability that an event described in any of the foregoing clauses (i) through (iii) will occur and the Issuer shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based upon such opinion the Issuer is entitled to redeem the Notes of this series pursuant to their terms.

         The Notes of this series do not provide for any sinking fund.

                       Payment of Principal and Interest

         This Note will bear interest from [____________] at a floating rate determined in the manner provided below, payable on [________________], [___________], [___________] and [ ] of each year (each such day, a "Floating Interest Payment Date"), commencing [___________], to the person in whose name this Note was registered at the close of business on the 15th day preceding the respective Floating Rate Interest Payment Date, subject to certain exceptions.

         The per annum interest rate on the Notes of this series (the "Floating Interest Rate") in effect for each day of an Interest Period (as defined below) will be equal to the Three-Month LIBOR Rate plus [________] basis points (____%). The Floating Interest Rate for each Interest Period will be set on the [____] day of the months of [_________], [_________],
[_________] and [_________] of each year, provided that the initial Floating Interest Rate will be set on [ ] (each such date, an "Interest Reset Date") until the principal on the Notes of this series is paid or made available for payment (the "Principal Payment Date"). If any Interest Reset Date and Floating Rate Interest Payment Date would otherwise be a day that is not a LIBOR Business Day (as defined below), such Interest Reset Date and Floating Rate Interest Payment Date shall be the next succeeding LIBOR Business Day, unless the next succeeding LIBOR Business Day is in the next succeeding calendar month, in which case such Interest Reset Date and Floating Rate Interest Payment Date shall be the immediately preceding LIBOR Business Day. "LIBOR Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close. "Interest Period" shall mean the period from and including an Interest Reset Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Floating Rate Maturity Date or the Principal Payment Date, as the case may be, to but not including the Floating Rate Maturity Date or the Principal Payment Date, as the case may be. If the Principal Payment Date or the Floating Rate Maturity Date is not a LIBOR Business Day, then the principal amount of any Note of this series plus accrued and unpaid interest thereon shall be paid on the next succeeding LIBOR Business Day and no interest shall accrue for the Floating Rate Maturity Date, the Principal Payment Date or any day thereafter.

         The "Three-Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

         (i) On the second London Business Day (as defined below) preceding each Interest Reset Date (each such date, an "Interest Determination Date"), a calculation agent, initially The Chase Manhattan Bank, or any duly appointed successor (the "Calculation Agent"), as agent for the Issuer, will determine the Three-Month LIBOR Rate which shall be the rate for deposits in the London interbank market in U.S. dollars having a three-month maturity commencing on the second London Business Day (as defined below) immediately following such Interest Determination Date which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Page 3750" means the display on Page 3750 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits). If the Three-Month LIBOR Rate on such Interest Determination Date does not appear on the Telerate Page 3750, such Three-Month LIBOR Rate will be determined as described in (ii) below. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         (ii) With respect to an Interest Determination Date for which the Three-Month LIBOR Rate does not appear on the Telerate Page 3750 as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having a three-month maturity commencing on the second London Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, the Three-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards) of such quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate determined on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time by three major banks in New York City selected by the Calculation Agent. However, if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Three-Month LIBOR Rate with respect to such Interest Determination Date will be the Three-Month LIBOR Rate in effect on such Interest Determination Date.

         The amount of interest for each day that a Note of this series is outstanding (the "Daily Interest Amount") will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of such Note. The amount of interest to be paid on such Note for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

         The Floating Interest Rate will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

         The Floating Interest Rate and amount of interest to be paid on the Notes of this series for each Interest Period will be determined by the Calculation Agent. So long as the Notes of this series are listed on the Luxembourg Stock Exchange, the Floating Rate Interest Payment Date, the Floating Interest Rate and amount of interest to be paid on the Notes of this series for each Interest Period will be communicated to such Exchange by the Calculation Agent no later than the first day of the relevant Interest Period. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Issuer and the holders of the Notes of this series. So long as the Three-Month LIBOR Rate is required to be determined with respect to the Notes of this series, there will at all times be a Calculation Agent.

         Any interest which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder of this Note on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, either to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of this Note not less than 7 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any Stock Exchange on which the Notes of this series may be listed all as more fully set forth in the Indenture.

         Payment of principal of, and premium, if any, and interest, if any, on this Global Note will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Note.


                               Other Provisions

         The Notes of this series are the direct, unconditional, unsubordinated and (subject to certain provisions set forth in the Indenture) unsecured obligations of the Issuer and the Guarantees are the direct, unconditional, unsubordinated and (subject to certain provisions set forth in the Indenture) unsecured obligations of the Guarantor, in each case without any preference among themselves and rank at least equally with deposits and all other unsecured and unsubordinated obligations of the Issuer or the Guarantor, as the case may be, from time to time outstanding.

         The Issuer may, without the consent of the holders of any series of Notes, create and issue additional notes ranking pari passu with the Notes of this series in all respects and so that such further notes may be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as such Notes.

         No additional notes may be issued if an Event of Default has occurred with respect to the Notes.

         The Issuer or the Guarantor, as the case may be, will pay to the Holders of the Notes of this series such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on any Note of this series after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the country in which the Issuer or the Guarantor, as the case may be, is organized or any political subdivision or taxing authority thereof or therein having power to tax will not be less than the amount provided for in this Note to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable (a) otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, on this Note; or
(b) by reason of the Holder having, or having had, some personal or business connection with the country in which the Issuer or the Guarantor, as the case may be, is organized and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in such country; or (c) by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than 30 days after the Relevant Date (as defined below) for payment of principal (or premium, if any), or interest, if any, in respect of this Note; or (d) by reason of any estate, excise, inheritance, gift, sales, transfer, wealth, personal property tax or any similar assessment or governmental charge; or (e) as a result of the failure of the Holder to satisfy any statutory requirements or make a declaration of non residence or other similar claim for exemption to the relevant tax authority; or (f) owing to any combination of clauses (a) through
(e) above.

         No additional amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, on this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Global Note.

         "Relevant Date" means the date on which the payment of principal of (or premium, if any, on) or interest, if any on this Note first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the relevant Paying Agent or as it shall have directed on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal amount of and all accrued but unpaid interest on all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Notes of this series. If a default with respect to Notes of this series as specified in Section 501 of the Indenture occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of this series may waive any past default under the Indenture and its consequences, except a default in the payment of principal of (or premium, if any, on) or interest, if any, on any of the Notes or with respect to a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note. Any such consent or waiver by the Holder of this Global Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note or such other Notes.

         The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Securities issued under the Indenture to execute supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any Holder of such Securities, and (ii) with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Notes of this series, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Note affected thereby. The Indenture also permits the Holders of more than a majority in aggregate principal amount of the Outstanding Notes of this series to be affected, to waive compliance by the Issuer and the Guarantor with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note or such other Notes.

         The holder of this Note may not enforce its rights pursuant to the Indenture or this Note except as provided in the Indenture.

         No reference herein to the Indenture and no provision hereof or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal hereof and interest, if any, hereon (including any additional amounts payable in accordance with the terms of this Note and the Indenture), at the times, places and rates, and in the coin or currency, herein prescribed.

         This Global Note or portion hereof may not be exchanged for definitive Notes of this series, except for definitive Notes in the limited circumstances provided for in the Indenture. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note is registrable in the Security Register, upon surrender of this Global Note for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any, on) and interest, if any, on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, to Authorized Denominations (as defined below) and for the same aggregate principal amount, and with the Guarantee executed by the Guarantor endorsed thereon, will be issued to the designated transferee or transferees.

         Notes of this series will be issuable in United States Dollars in denominations of $1,000 and integral multiples of $1,000 in excess thereof (in each case, an "Authorized Denomination").

         Except as otherwise provided for in the Indenture, no service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Global Note for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Global
Note is registered as the owner hereof and of the Notes represented hereby for all purposes, whether or not this Global Note is overdue, and none of the Issuer, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the Issuer has caused this Global Note to be duly executed.

Dated:                                        DAIMLERCHRYSLER NORTH AMERICA
                                              HOLDING CORPORATION


                                              By:
                                                  ----------------------------
                                                  Name:
                                                  Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes issued under the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK, as Trustee



Dated:   [               ]              By:
                                            -----------------------------------
                                                        Authorized Officer




                                   Guarantee


         For value received, DaimlerChrysler AG, a stock corporation organized in the Federal Republic of Germany (herein called the "Guarantor", which term includes any successor Person under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on such Note (including any additional amounts payable in accordance with the terms of such Note and the Indenture) and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of any such Note when and as the same shall become due and payable, whether at the maturity by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of said Note and of the Indenture. In case of the failure of the Issuer punctually to make any such payment of principal (or premium, if any) or interest, if any (including any additional amounts as referred to above) or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Issuer.

         The Guarantor will pay to the Holder of this Note such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on this Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the country in which the Guarantor is organized or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in this Note to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable (a) otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, on this Note; or (b) by reason of the Holder having, or having had, some personal or business connection with the country in which the Guarantor is organized and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, the country in which the Guarantor is organized; or (c) by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than 30 days after the Relevant Date (as defined in the Note) for the payment of principal of (or premium, if any, on) or interest, if any, on this Note; or (d) by reason of any estate, excise, inheritance, gift, sales, transfer, wealth, personal property tax or any similar assessment or governmental charge; or (e) as a result of the failure of the Holder to satisfy any statutory requirements or make a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or (f) owing to any combination of clauses (a) through (e) above.

         The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of said Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Note or by the Trustee or the Paying Agent with respect to any provisions thereof or of the Indenture, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of its obligations contained in the Indenture, said Note and this Guarantee.

         The Holder of the Note on which this Guarantee is endorsed is entitled to the further benefits relating thereto set forth in the Note and the Indenture. No reference herein to the Indenture and no provision of this Guarantee, said Note or the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, (including any additional amounts referred to above), or any sinking fund payment in respect of, the Note upon which this Guarantee is endorsed.

         The Indenture, the Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GUARANTEE SET FORTH IN SAID NOTE AND IN THE INDENTURE, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the within Note has been executed by the Trustee, directly or through an authenticating agent, by manual or facsimile signature of an authorized signatory.



         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.



Dated:

                                        DAIMLERCHRYSLER AG


                                        By:
                                             ---------------------------------
                                              Name:
                                              Title:



                                        By:
                                             ---------------------------------
                                              Name:
                                              Title: